Exhibit 5.1
Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

January 7, 2022

Peraso Inc.
2309 Bering Drive

San Jose, California 95131

Re: Peraso Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Peraso Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Company’s registration statement on Form S-3 (the “Registration Statement”), relating to the sale of up to an aggregate of 9,295,097 shares (the “Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

As counsel to the Company in connection with this opinion letter, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale of the Securities. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Act, and the rules and regulations of the Commission thereunder.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In expressing our opinion below, we have assumed, with your consent, that:

(a) the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;

(b) the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), and that persons acquiring the Securities will receive

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January __, 2022

a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities (the “Prospectus”);

(c) no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d) the Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the organizational documents of the Company, as applicable;

(e) the Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto) and the Prospectus; and

(f) the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Securities being offered.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Securities have been duly authorized and, when, as and if, issued and paid for as described in the Registration Statement, such Securities will be validly issued, fully paid and nonassessable.

This opinion is opining upon and is limited to the Delaware General Corporation Law as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement, to the use of our name as the Company’s counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ MITCHELL SILBERBERG & KNUPP LLP